Exhibit 10.15: Form of Transitional Services Agreement between Alcan Inc. and Novelis Inc.

                         TRANSITIONAL SERVICES AGREEMENT

                                     between

                                   ALCAN INC.

                                       and

                                  NOVELIS INC.

                                  Dated o, 2004

                                TABLE OF CONTENTS


1.    DEFINITIONS AND INTERPRETATION............................................. 1

      1.1      Definitions....................................................... 1
      1.2      Currency.......................................................... 5

2.    TRANSITION SERVICE SCHEDULES............................................... 5

3.    SERVICES................................................................... 5

      3.1      Services generally................................................ 5
      3.2      Service levels.................................................... 6
      3.3      Impracticability.................................................. 6
      3.4      Additional resources.............................................. 6

4.    OPERATING COMMITTEE........................................................ 7

      4.1      Organization...................................................... 7
      4.2      Decision making................................................... 7
      4.3      Meetings.......................................................... 7

5.    TERM....................................................................... 7

6.    COMPENSATION............................................................... 8

      6.1      Charges for Services.............................................. 8
      6.2      Payment terms..................................................... 8
      6.3      Taxes............................................................. 9
      6.4      Set off........................................................... 9
      6.5      Performance under Ancillary Agreements............................ 9
      6.6      Error correction; true-Ups; accounting............................ 9

7.    GENERAL OBLIGATIONS; STANDARD OF CARE..................................... 10

      7.1      Performance metrics: Alcan Group................................. 10
      7.2      Performance Metrics: Novelis Group............................... 10
      7.3      Disclaimer of warranties......................................... 11
      7.4      Transitional nature of Services; changes......................... 11
      7.5      Responsibility for errors; delays................................ 11
      7.6      Cooperation; consents............................................ 11
      7.7      Alternatives..................................................... 12
      7.8      Personnel........................................................ 13
      7.9      Insurance........................................................ 13

8.    TERMINATION............................................................... 14

      8.1      Termination...................................................... 14
      8.2      Survival......................................................... 15
      8.3      Payment.......................................................... 15
      8.4      User Ids, passwords.............................................. 16

                                     - ii -

9.    RELATIONSHIP BETWEEN THE PARTIES.......................................... 16

10.   SUBCONTRACTORS............................................................ 16

11.   INTELLECTUAL PROPERTY..................................................... 17

      11.1     Allocation of rights by Ancillary Agreements..................... 17
      11.2     Existing ownership rights unaffected............................. 17
      11.3     Cross license to pre-existing works.............................. 18
      11.4     Third Party software............................................. 18
      11.5     Termination of Licences.......................................... 18

12.   NO OBLIGATIONS............................................................ 19

13.   CONFIDENTIALITY........................................................... 19

14.   LIMITATION OF LIABILITY AND INDEMNIFICATION............................... 20

      14.1     Indemnification.................................................. 20
      14.2     Limitation of Liability.......................................... 22
      14.3     Exclusions....................................................... 22
      14.4     Provisions applicable with respect to Indemnification Obligations 23
      14.5     Survival......................................................... 23

15.   DISPUTE RESOLUTION........................................................ 23

16.   ASSIGNMENT................................................................ 23

      16.1     Prohibition on Assignments....................................... 23
      16.2     Assignment to Alcan Group Company................................ 23

17.   MISCELLANEOUS............................................................. 23

      17.1     Construction..................................................... 23
      17.2     Notices.......................................................... 24
      17.3     Governing Law.................................................... 24
      17.4     Judgment Currency................................................ 24
      17.5     Entire Agreement................................................. 24
      17.6     Conflicts........................................................ 24
      17.7     Force Majeure.................................................... 25
      17.8     Waivers.......................................................... 25
      17.9     Further Assurances............................................... 25

SCHEDULES

Schedule 1 - Form of Transition Service Schedule to Transitional Services Agreement

Schedule o - o

                         TRANSITIONAL SERVICES AGREEMENT

THIS AGREEMENT entered into in the City of Montreal, Province of Quebec, is dated o, 2004.

BETWEEN:             ALCAN  INC.,  a  corporation   organized   under  the
                     Canada  Business Corporations Act ("ALCAN");

AND: NOVELIS INC., a corporation incorporated under the Canada Business Corporations Act ("NOVELIS").

RECITALS:

WHEREAS Alcan and Novelis have entered into a Separation Agreement dated o, 2004 pursuant to which the Parties (as defined hereinafter) set out the terms and conditions relating to the separation of the Separated Businesses from the Remaining Alcan Businesses (each as defined therein) such that the Separated Businesses are to be held, as at the Effective Time (as defined therein), directly or indirectly, by Novelis (such agreement, as amended, restated or modified from time to time, the "SEPARATION AGREEMENT").

WHEREAS in connection therewith, Novelis desires that Alcan and other members of Alcan Group, as applicable, provide Novelis and other members of Novelis Group, as applicable, with certain transitional services with respect to the operation of Novelis Group following the Effective Date, subject to the terms and conditions of this Agreement.

WHEREAS in connection therewith, Alcan desires that Novelis and other members of Novelis Group, as applicable, provide Alcan and other members of Alcan Group, as applicable, with certain transitional services with respect to the operation of Alcan Group following the Effective Date, subject to the terms and conditions of this Agreement.

WHEREAS the Parties have entered into this Agreement in order to set forth such terms and conditions.

NOW THEREFORE, in consideration of the mutual agreements, covenants and other provisions set forth in this Agreement, the Parties hereby agree as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         For the purposes of this Agreement, the following words and expressions and variations thereof, unless a clearly inconsistent meaning is required under the context, shall have the meanings specified or referred to in this Section 1.1:

         "AFFILIATE" of any Person means any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such first Person as of the date on which or at any time during the period for when such determination is being made. For purposes of this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

         "AGREEMENT" has the meaning set forth in Article 2.

         "ALCAN" means Alcan Inc., a corporation organized under the Canada Business Corporations Act.

         "ALCAN CONFIDENTIAL INFORMATION" has the meaning set forth in Section 13.2.

         "ALCAN GROUP" means Alcan and its Subsidiaries from time to time after the Effective Time.

         "ALCAN GROUP COMPANY" means any Person forming part of the Alcan Group.

         "ALCAN INDEMNIFIED PARTIES" has the meaning set forth in Section 14.1.

         "ANCILLARY AGREEMENT" has the meaning ascribed thereto in the Separation Agreement.

         "APPLICABLE LAW" means any applicable law, statute, rule or regulation of any Governmental Authority or any outstanding order, judgment, injunction, ruling or decree by any Governmental Authority.

         "BUSINESS CONCERN" means any corporation, company, limited liability company, partnership, joint venture, trust, unincorporated association or any other form of association.

         "BUSINESS DAY" means any day excluding (i) Saturday, Sunday and any other day which, in the City of Montreal (Canada) or in the City of New York (United States), is a legal holiday or (ii) a day on which banks are authorized by Applicable Law to close in the City of Montreal (Canada) or in the City of New York (United States).

         "CHIEF REPRESENTATIVE" has the meaning set forth in Section 7.8(c).

         "COMMERCIALLY REASONABLE EFFORTS" means the efforts that a reasonable and prudent Person desirous of achieving a business result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible in the context of commercial relations of the type envisaged by this Agreement; provided, however, that an obligation to use Commercially Reasonable Efforts under this Agreement does not require the Person subject to that obligation to assume any material obligations or pay any material amounts to a Third Party.

         "CONFIDENTIAL INFORMATION" has the meaning ascribed thereto in the Separation Agreement.

         "CONSENT" means any approval, consent, ratification, waiver or other authorization.

         "CONTRACT" means any contract, agreement, lease, license, commitment, consensual obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding on any Person or any part of its property under Applicable Law.

         "DOLLARS" or "$" means the lawful currency of the United States of America.

         "EFFECTIVE DATE" means the effective date of the Separation Agreement as therein defined.

         "EFFECTIVE TIME" means 12:01 a.m. Montreal time on the Effective Date.

         "EVENT OF DEFAULT" has the meaning set forth in Section 8.1.

         "EXPIRATION DATE" has the meaning set forth in Article 5.

         "FORCE MAJEURE EVENT" has the meaning set forth in Section 17.7.

         "GOVERNMENTAL AUTHORITY" means any court, arbitration panel, governmental or regulatory authority, agency, stock exchange, commission or body.

         "GOVERNMENTAL AUTHORIZATION" means any Consent, license, certificate, franchise, registration or permit issued, granted, given or otherwise made available by, or under the authority of, any Governmental Authority or pursuant to any Applicable Law.

         "GROUP" means Alcan Group or Novelis Group, as the context requires.

         "IMPRACTICABILITY" has the meaning set forth in Section 3.3.

         "INTELLECTUAL PROPERTY AGREEMENT" means, individually or collectively, the Intellectual Property Agreements by and between Alcan International Limited and Novelis, as amended, restated or modified from time to time, and constituting an Ancillary Agreement to the Separation Agreement.

         "LIABILITIES" has the meaning ascribed thereto in the Separation Agreement.

         "NOVELIS" means Novelis Inc., a corporation incorporated under the Canada Business Corporations Act.

         "NOVELIS CONFIDENTIAL INFORMATION" has the meaning set forth in Section 13.2.

         "NOVELIS GROUP" means Novelis and its Subsidiaries from time to time after the Effective Time.

         "NOVELIS INDEMNIFIED PARTIES" has the meaning set forth in Section
         14.1.

         "OPERATING COMMITTEE" has the meaning set forth in Section 4.1.

         "PARTY" means each of Alcan and Novelis as a party to this Agreement and "PARTIES" means both of them.

         "PERMITTED PURPOSE" has the meaning set forth in Section 13.3.

         "PERSON" means any individual, Business Concern or Governmental Authority.

         "PRIME RATE" means the floating rate of interest established from time to time by the Royal Bank of Canada (the "BANK") as the reference rate of interest the Bank will use to determine rates of interest payable by its borrowers on US dollar commercial loans made by the Bank to such borrowers in Canada and designated by the Bank as its "prime rate" and which shall change from time to time as changed by the Bank.

         "SALES TAXES" means any sales, use, consumption, goods and services, value added or similar tax, duty or charge imposed pursuant to Applicable Law.

         "SEPARATION AGREEMENT" has the meaning set out in the Preamble to this Agreement.

         "SERVICE(S)" has the meaning set forth in Section 3.1.

         "SERVICE MANAGER" has the meaning set forth in Section 7.8(c).

         "SERVICE PROVIDER" means Alcan or a member of Alcan Group when it is providing a Service to Novelis or a member of Novelis Group hereunder in accordance with a Transition Service Schedule, and Novelis or a member of Novelis Group when it is providing a Service to Alcan or a member of Alcan Group hereunder in accordance with a Transition Service Schedule.

         "SERVICE RECIPIENT" means Novelis or a member of Novelis Group when it is receiving a Service from Alcan or a member of Alcan Group hereunder in accordance with a Transition Service Schedule, and Alcan or a member of Alcan Group when it is receiving a Service from Novelis or a member of Novelis Group hereunder in accordance with a Transition Service Schedule.

         "SUBCONTRACTOR" has the meaning set forth in Section 10.1.

         "SUBSIDIARY" of any Person means any corporation, partnership, limited liability entity, joint venture or other organization, whether incorporated or unincorporated, of which of a majority of the total voting power of capital stock or other interests entitled (without the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person.

         "TERM" has the meaning set forth in Article 5.

         "THIRD PARTY" means a Person that is not a Party to this Agreement, other than a member of Alcan Group or a member of Novelis Group and that is not an Affiliate of such Group.

         "THIRD PARTY CLAIM" has the meaning set forth in the Separation Agreement.

         "TRANSITION SERVICE SCHEDULE" has the meaning set forth in Article 2.

1.2      CURRENCY

         Except as otherwise specified in a Transition Service Schedule, all references to currency herein are to lawful money of the United States of America.

2.       TRANSITION SERVICE SCHEDULES

This Agreement will govern individual transitional Services as requested by Novelis or any other member of Novelis Group, and provided by Alcan or any other member of Alcan Group, the details of which are set forth in the Transition Service Schedules attached to and forming part of this Agreement. This Agreement will also govern individual transitional Services as requested by Alcan or any other member of Alcan Group, and provided by Novelis or any other member of Novelis Group, the details of which are set forth in the Transition Service Schedules attached to and forming part of this Agreement. Each Service shall be covered by this Agreement upon execution of a transition service schedule in the form attached hereto (each transition service schedule, a "TRANSITION SERVICE SCHEDULE").

For each Service, the Parties shall set forth in a Transition Service Schedule substantially in the form of SCHEDULE 1 hereto, among other things, (i) the time period during which the Service will be provided if different from the Term of this Agreement; (ii) a summary of the Service to be provided; and (iii) the method for determining the charge, if any, for the Service and any other terms applicable thereto. Obligations regarding a Transition Service Schedule shall be effective upon the later of the Effective Date of this Agreement or the date of execution of the applicable Transition Service Schedule. This Agreement and all the Transition Service Schedules shall be defined as the "AGREEMENT" and incorporated herein wherever reference to it is made.

3.       SERVICES

3.1      SERVICES GENERALLY

         Except as otherwise provided herein, for the Term hereof, (a) Alcan shall provide to Novelis and the other members of Novelis Group, and shall cause the other applicable members of Alcan Group to provide or cause to be provided to Novelis and the other members of Novelis Group, and (b) Novelis shall provide to Alcan and the other members of Alcan Group, and shall cause the other applicable members of

         Novelis Group to provide or cause to be provided to Alcan and the other members of Alcan Group, the Services described in the Transition Service Schedule(s) attached hereto identified on such Schedules as Services to be provided by members of Alcan Group or Novelis Group, as applicable. The Service(s) described on a single Transition Service Schedule shall be referred to herein as a "SERVICE". Collectively, the services described on all the Transition Service Schedules shall be referred to herein as "SERVICES". Alcan and Novelis shall cause the members of their respective Groups to, if applicable, comply with the terms and conditions set forth in this Agreement or in the Transition Services Schedules.

3.2      SERVICE LEVELS

         Except as otherwise provided in a Transition Service Schedule for a specific service: (i) a Service Provider shall provide the Services only to the extent such Services are being provided by Alcan or any other member of Alcan Group or by Arcustarget Inc. or any of its Subsidiaries immediately prior to the Effective Date and at a level of service substantially similar to that provided by Alcan or any other member of Alcan Group or by Arcustarget Inc. or any of its Subsidiaries immediately prior to the Effective Date; and (ii) the Services will be available only for purposes of conducting the business of the Service Recipient substantially in the manner it was conducted prior to the Effective Time; provided, however, that nothing in this Agreement will require a Party to favor the other Party over its other business operations. Except as otherwise provided in a Transition Service
         Schedule in respect of a specific Service, the Parties will not be entitled to any new service.

3.3      IMPRACTICABILITY

         A Service Provider shall not be required to provide any Service to the extent the performance of such Service becomes impracticable as a result of a cause or causes outside the reasonable control of the Service Provider, including unfeasible technological requirements, or to the extent the performance of such Services would require the Service Provider to violate any Applicable Law, or would result in the breach of any license, Governmental Authorization or Contract (an "IMPRACTICABILITY").

3.4      ADDITIONAL RESOURCES

         In accordance with Section 7.8 below and except as specifically provided in a Transition Service Schedule for a specific Service, in providing the Services, a Service Provider shall not be obligated to:
         (i) hire any additional employees; (ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional facilities, equipment or software; or (iv) pay any costs related to the transfer or conversion of the Service Recipient's data to the Service Provider or any alternate supplier of Services.

4.       OPERATING COMMITTEE

4.1      ORGANIZATION

         The Parties shall create an operating committee (the "OPERATING COMMITTEE") and shall each appoint one (1) employee to the Operating Committee for the Term. The Operating Committee will oversee the implementation and application of this Agreement and shall attempt to resolve any dispute between the Parties. Each of the Parties shall have the right to change its Operating Committee member at any time with employees of comparable knowledge, expertise and decision-making authority.

4.2      DECISION MAKING

         All Operating Committee decisions shall be taken unanimously. If the Operating Committee fails to make a decision, resolve a dispute, agree upon any necessary action, or if a Party so requests, in the event of a material breach of this Agreement, a senior officer of Alcan and a senior officer of Novelis, neither of whom shall have any direct oversight or responsibility for the subject matter in dispute, shall attempt within a period of fourteen (14) days to conclusively resolve any such unresolved issue.

4.3      MEETINGS

         During the Term, the Operating Committee members shall meet, in person or via teleconference, at least once in each week. In addition, the Operating Committee shall meet as often as necessary in order to promptly resolve any disputes submitted to it by any representative of either Party.

5.       TERM

The term of this Agreement shall commence on the Effective Date and end on December 31, 2005 (the "EXPIRATION DATE"), unless earlier terminated under
Article 8 or  extended  or earlier  terminated  as  hereinafter  provided,  (the
"TERM"). The Parties shall be deemed to have extended this Agreement with respect to a specific Service if the Transition Service Schedule for such Service specifies a completion date beyond the Expiration Date. The Parties may agree on an earlier expiration date respecting a specific Service by specifying such date on the Transition Service Schedule for that Service. Services shall be provided up to and including the date set forth in the applicable Transition Service Schedule, subject to earlier termination as provided in Article 8. It shall be the sole responsibility of the Service Recipient, upon and after expiration or early termination of this Agreement with respect to a specific Service, to perform, render and provide for itself (or to make arrangements with one or more Third Party service providers to perform, render and provide) such Service, and to do all necessary planning and make all necessary preparations in connection therewith.

6.       COMPENSATION

6.1      CHARGES FOR SERVICES

         The Service Recipient shall pay the Service Provider the charges, if any, set forth on the Transition Service Schedules for each of the Services listed therein as adjusted, from time to time, in accordance with the processes and procedures established under Sections 7.1 and
         7.2 hereof. Unless specifically indicated otherwise on a Transition Service Schedule, such fees shall be equal to the aggregate of all direct and indirect costs and expenses incurred by the Service Provider in providing the Services plus a margin equal to five percent (5%) of all such costs and expenses. No margin shall be added to the cost of services supplied by external suppliers or subcontractors required in order to render the Services. If there is any inconsistency between the Transition Service Schedule and this Section 6.1, the terms of the Transition Service Schedule shall govern. The Parties also intend, having regard to the reciprocal and transitional nature of this Agreement and other factors, for charges to be easy to administer and justify; and, therefore, they hereby acknowledge that it may be counterproductive to try to recover every cost, charge or expense, particularly those that are insignificant or de minimus.

6.2      PAYMENT TERMS

         Subject to Section 6.4 and except as otherwise specified in a Transition Service Schedule, the Service Provider shall invoice the Service Recipient monthly (or on such other basis as the Parties may mutually determine) for all charges pursuant to this Agreement. Such invoices shall specify the Services provided to the Service Recipient during the preceding month and identifying the Service fee applicable to each Service so specified, and shall be accompanied by reasonable documentation or other reasonable explanations supporting such charges. Except as otherwise specified in a Transition Service Schedule, the Service Recipient shall pay, net of applicable withholding tax, if any, the Service Provider for all Services provided hereunder within thirty
         (30) days after receipt of an invoice therefor by wire transfer of immediately available funds to the account designated by the Service Provider for this purpose. Late payments shall bear interest at a rate per annum equal to the Prime Rate plus 2%, calculated for the actual number of days elapsed, accrued from and excluding the date on which such payment was due up to and including the date of payment.

         For the purpose of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid hereunder is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be.

6.3      TAXES

         The fees and charges payable by the Service Recipient under this Agreement and set forth on the Transition Service Schedules shall be exclusive of any Sales Taxes or excise taxes or any customs or import charges or duties or any similar charges or duties which may be imposed by any Governmental Authority in connection with the purchase or delivery of the Services or materials to the Service Recipient. The Service Recipient shall remit to the Service Provider any Sales Taxes properly payable to the Service Provider pursuant to this Agreement. Applicable Sales Taxes shall be indicated by the Service Provider separately on all of the Service Provider's invoices. The Parties shall co-operate with each other to minimize each other's applicable Sales Taxes and each shall provide the other with any reasonable certificates or documents which are useful for such purpose.

6.4      SET OFF

         Unless otherwise agreed, neither Party shall be entitled to set off against any amounts due to the other under this Agreement any amounts due to it from such other Party under this Agreement.

         The Parties may, by decision of the Operating Committee or otherwise, agree to consolidate all or any of their respective monthly invoicing under Section 6.2 and may further agree that the corresponding invoices will be discharged by set off, with the debtor of the larger invoice making payment of the net amount owing after deduction of the amount invoiced by such debtor to the other Party. Such practice, if commenced, may be discontinued at any time at the request of either Party. Notwithstanding any such set off, any amount in respect of Sales Taxes required to be remitted by one Party to the other Party pursuant to this Agreement shall be remitted in full as if no set off had occurred.

6.5      PERFORMANCE UNDER ANCILLARY AGREEMENTS

         Notwithstanding anything to the contrary contained herein, a Service Recipient shall not be charged under this Agreement for any obligations that are specifically required to be performed under the Separation Agreement or any other Ancillary Agreement; and any such other obligations shall be performed and charged for (if applicable) in accordance with the terms of the Separation Agreement or such other Ancillary Agreement.

6.6      ERROR CORRECTION; TRUE-UPS; ACCOUNTING

         The Parties shall agree to develop, through the Operating Committee or otherwise, mutually acceptable reasonable processes and procedures for conducting internal audits and making adjustments to charges as a result of the movement of employees and functions between the Parties, the discovery of errors or omissions in charges, as well as a true-up of amounts owed. In no event shall such processes and procedures extend beyond eighteen (18) months after completion of a Service.

7.       GENERAL OBLIGATIONS; STANDARD OF CARE

7.1      PERFORMANCE METRICS: ALCAN GROUP

         Subject to Sections 3.2 to 3.4 and any other terms and conditions of this Agreement, Alcan shall maintain, and shall cause the relevant other members of Alcan Group to maintain, sufficient resources to perform their obligations hereunder. Specific performance metrics for Alcan for a specific Service may be set forth in the corresponding Transition Service Schedule. Where none is set forth, Alcan and the other relevant members of Alcan Group shall use Commercially Reasonable Efforts to provide Services, or to cause the Services to be provided, in accordance with Alcan's policies, procedures, service levels and practices in effect before the Effective Date and shall exercise the same care and skill as Alcan exercises in performing similar services for itself or for the other members of Alcan Group. In addition, to the extent within the possession and control of Alcan and the other relevant members of Alcan Group, Alcan shall provide, and shall cause the other relevant members of Alcan Group to provide, Novelis and the other relevant members of Novelis Group with information and documentation sufficient for Novelis and the other relevant members of Novelis Group to perform the Services they are obligated to perform hereunder as they were performed before the Effective Date and shall make available, as reasonably requested by Novelis or the other relevant members of Novelis Group, sufficient resources and timely decisions, approvals and acceptances in order that Novelis and the other relevant members of Novelis Group may perform their obligations hereunder in a timely manner.

7.2      PERFORMANCE METRICS: NOVELIS GROUP

         Subject to Sections 3.2 to 3.4 and any other terms and conditions of this Agreement, Novelis shall maintain, and shall cause the other relevant members of Novelis Group to maintain, sufficient resources to perform their obligations hereunder. Specific performance metrics for Novelis for a specific Service may be set forth in the corresponding Transition Service Schedule. Where none is set forth, Novelis and the other relevant members of Novelis Group shall use Commercially Reasonable Efforts to provide Services, or to cause the Services to be provided, in accordance with Alcan's policies, procedures, service levels and practices in effect before the Effective Date and shall exercise the same care and skill as Novelis exercises in performing similar services for itself or for the other members of Novelis Group. In addition, to the extent within the possession and control of Novelis and the other relevant members of Novelis Group, Novelis shall provide, and shall cause the other relevant members of Novelis Group to provide, Alcan and the other relevant members of Alcan Group with information and documentation sufficient for Alcan and the other relevant members of Alcan Group to perform the Services they are obligated to perform hereunder as they were performed before the Effective Date and shall make available, as reasonably requested by Alcan or the other relevant members of Alcan Group, sufficient resources and timely decisions, approvals and acceptances in order that Alcan and the other relevant members of Alcan Group may perform their obligations hereunder in a timely manner.

7.3      DISCLAIMER OF WARRANTIES

         Except as expressly provided in this Agreement, neither Alcan nor Novelis makes any warranties or conditions, express, implied, conventional or statutory, including but not limited to, the implied warranties or conditions of merchantability, of quality or fitness for a particular purpose, with respect to the Services or other items or deliverables provided by it or any other member of its Group hereunder or any transactions contemplated herein.

7.4      TRANSITIONAL NATURE OF SERVICES; CHANGES

         The Parties acknowledge the transitional nature of the Services and that a Service Provider may make changes from time to time in the manner of performing the Services if the Service Provider is making similar changes in performing similar services for itself and if the Service Provider furnishes to the Service Recipient with reasonable notice in the circumstances regarding such changes.

7.5      RESPONSIBILITY FOR ERRORS; DELAYS

         Except in the case of Service Provider's gross negligence, bad faith or wilful misconduct, a Service Provider's sole responsibility to a Service Recipient:

         (a) for errors or omissions in Services, shall be to furnish correct information, payment and/or adjustment in the Services, at no additional cost or expense to the Service Recipient; provided that the Service Provider must promptly advise the Service Recipient of any such error or omission of which it becomes aware after using Commercially Reasonable Efforts to detect any such errors or omissions in accordance with the standard of care set forth in Sections 7.1 and 7.2; and

         (b) for failure to deliver any Service because of Impracticability, shall be to use Commercially Reasonable Efforts, subject to
               Section 3.3, to make the Services available or to resume performing the Services as promptly as reasonably practicable.

7.6      COOPERATION; CONSENTS

         The Parties shall, and shall cause the other relevant members of their respective Groups to, cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include exchanging information, performing true-ups and adjustments, and obtaining all Third Party Consents, licenses or sublicenses necessary to permit each Party to perform its obligations hereunder (including by way of example, not by way of limitation, rights to use Third Party software needed for the performance of Services). Pursuant to Section 11.4, the costs of obtaining such Third Party Consents, licenses or sublicenses shall be borne by the Service Recipient. The Parties shall maintain, and shall cause the other relevant members of their respective Groups to maintain, in accordance with its standard document retention procedures, documentation supporting the information relevant to cost calculations contained in the Transition Service Schedules.

         With respect to those Services that, in the reasonable opinion of the Service Recipient, relate to matters of internal control over financial reporting and with respect to which Alcan or Novelis, as the case may be, reasonably believes a SAS 70 Type II Report is necessary in order to permit its management to perform an adequate assessment of internal control over financial reporting (and to permit its auditors to audit its internal control over financial reporting and management's assessment thereof), upon reasonable request by Alcan or Novelis, as the case may be, no later than 30 days before the end of the 2005 calendar year, the Service Provider shall provide to Alcan or Novelis, as the case may be, a SAS 70 Type II Report within 45 days of the end of such calendar year. Such SAS 70 Type II Report must be prepared by the Service Provider's independent auditors in accordance with Statement on Auditing Standards No. 70, Service Organizations ("SAS 70"), and must include an opinion with respect to the controls that are in effect at the Service Provider over the practices and procedures relating to the Service Provider's performance of such Services under this Agreement. The Service Provider will, and will use Commercially Reasonable Efforts to cause its external auditors to, provide information to Alcan or Novelis and Alcan's or Novelis' external auditors, as the case may be, in order to allow Alcan or Novelis, as the case may be, and Alcan's or Novelis' respective external auditors, as the case may be, to perform procedures with respect to the SAS 70 Type II Report delivered hereunder and the controls to which such report relates that are required by generally accepted auditing standards, including, without limitation, PCAOB Auditing Standard No. 2, and by Section 404 of the Sarbanes-Oxley Act and the rules promulgated thereunder. All expenditures incurred by a Service Provider in performing its obligations under this paragraph shall be payable by the Service Recipient.

7.7      ALTERNATIVES

         If a Service Provider reasonably believes it is unable to provide any Service because of a failure to obtain necessary Consents, licenses or sublicenses pursuant to Section 7.6 or because of Impracticability, the Parties shall cooperate to determine the best alternative approach. Until such alternative approach is found or the problem otherwise resolved to the satisfaction of the Parties, the Service Provider shall use Commercially Reasonable Efforts subject to Sections 3.2, 3.3 and 3.4, to continue providing the Service. To the extent an agreed upon alternative approach requires the occurrence of costs or expenditures above and beyond that which is included in the Service Provider's charge for the Service in question, such additional costs and expenditures shall, unless otherwise agreed, be borne by the Service Recipient.

7.8      PERSONNEL

         (a) Right to designate and change personnel. The Service Provider will make available such personnel as will reasonably be required to provide the Services described in the Transition Service Schedules. The Service Provider will have the right to designate which personnel it will assign to perform the Services. The Service Provider also will have the right to remove and replace any such personnel at any time or designate any of its Affiliates or a Subcontractor at any time to perform the Services, subject to the provisions of Article 10; provided, however, that the Service Provider will use Commercially Reasonable Efforts to limit the disruption to the Service Recipient in the transition of the Services to different personnel or to a Subcontractor. In the event that personnel with the designated level of experience are not then employed by the Service Provider, the Service Provider will use Commercially Reasonable Efforts to provide such personnel or Subcontractor personnel having an adequate level of experience; provided, however, that the Service Provider will have no obligation to retain any individual employee for the sole purpose of providing the applicable Services.

         (b) FINANCIAL RESPONSIBILITY. The Service Provider will pay for all personnel expenses, including wages, of its employees performing the Services.

         (c) SERVICE MANAGERS AND CHIEF REPRESENTATIVES. During the Term of this Agreement, each Party will appoint (i) one of its employees (the "SERVICE MANAGER") who will have overall responsibility for managing and coordinating the delivery of the Services and who shall serve as that Party's representative on the Operating Committee and (ii) one of its employees for each service as indicated in each Transition Service Schedule (the "CHIEF REPRESENTATIVE"). The Service Manager and the Chief Representatives will coordinate and consult with the Service Manager and the Chief Representatives of the other Party. Each Party may, at its discretion, select other individuals to serve in these capacities during the Term of this Agreement upon providing notice to the other Party. For greater certainty, a Chief Representative may serve as such in respect of one or more Transition Service Schedules.

7.9      INSURANCE

         Each Party shall obtain and maintain at its own expense insurance of the type generally maintained in the ordinary course of its business. Except as otherwise specified in a Transition Service Schedule, neither Party shall be required to obtain and maintain any particular insurance in relation to providing or receiving any Service.

8.       TERMINATION

8.1      TERMINATION

         A Service Recipient may terminate this Agreement, either with respect to all or with respect to any one or more of the Services provided to the Service Recipient hereunder, with or without cause, at any time upon at least thirty (30) days prior notice to the Service Provider, unless the specific Transition Service Schedule requires otherwise. To the extent possible, the Service Recipient will give such notice of termination at the beginning of a fiscal month to terminate the Service as of the beginning of the next fiscal month to avoid the need to prorate any monthly payment charges. As soon as reasonably practicable following receipt of any such notice, the Service Provider shall advise the Service Recipient as to whether termination of such Service will
         (a) require the termination or partial termination of, or otherwise affect the provision of, certain other Services, or (b) result in any early termination costs, including those related to Subcontractors, which in any event, shall be borne by the Service Recipient as set forth in Section 8.3. If either will be the case, the Service Recipient may withdraw its termination notice within five (5) Business Days. If the Service Recipient does not withdraw the termination notice within such period, such termination will occur in accordance with the original notice.

         In addition, the Parties agree that (a) this Agreement may be terminated in its entirety immediately at the option of the non-defaulting Party, in the event that an Event of Default occurs in relation to the other Party, and such termination shall take effect immediately upon the non-defaulting Party providing notice to the other of the termination (except as otherwise specified in clause (e) below), and that (b) either Party may terminate this Agreement (and the corresponding Transition Service Schedule) with respect to a specific Service upon providing notice to the other Party in the event that an Event of Default occurs in relation to such other Party, and such termination shall take effect immediately upon the non-defaulting Party providing such notice to the other (except as otherwise specified in clause (e) below).

         For the purposes of this Agreement, each of the following shall individually and collectively constitute an "EVENT OF DEFAULT":

         (a) in relation to the Service Recipient, if the Service Recipient defaults in payment to the Service Provider of any payments which are due and payable by it to the Service Provider pursuant to this Agreement, and such default is not cured within thirty (30) days following receipt by the Service Recipient of notice of such default;

         (b) in relation to the Service Provider, if the Service Provider defaults in payment to the Service Recipient of any payments which are due and payable by it to the Service Recipient pursuant to this Agreement (if any), and such default is not cured within thirty (30) days following receipt by the Service Provider of notice of such default;

         (c) either Party breaches any of its material obligations to the other Party pursuant to this Agreement (other than as set out in paragraphs (a) and (b) above), and fails to cure it within thirty
               (30) days after receipt of notice from the non-defaulting Party specifying the default in reasonable detail and demanding that it be rectified, provided that if such breach is not capable of being cured within thirty (30) days after receipt of such notice and the Party in default has diligently pursued efforts to cure the default within the thirty (30) day period, no Event of Default under this paragraph (c) shall occur;

         (d) either Party breaches any representation or warranty, or fails to perform or comply with any covenant, provision, undertaking or obligation in or of the Separation Agreement;

         (e) in relation to Novelis (1) upon the occurrence of a Non Compete Breach (as defined in the Separation Agreement) and the giving of notice of the termination of this Agreement by Alcan to Novelis pursuant to Section 14.03(b) of the Separation Agreement, or (2) upon the occurrence of a Change of Control Non Compete Breach (as defined in the Separation Agreement) and the giving of notice of the termination of this Agreement by Alcan to Novelis pursuant to
               Section 14.04(e) of the Separation Agreement, in which event the termination of this Agreement shall be effective immediately upon Alcan providing Novelis notice pursuant to Section 14.03(b) or
               Section 14.04(e) of the Separation Agreement; or

         (f) either Party (i) is bankrupt or insolvent or takes the benefit of any statute in force for bankrupt or insolvent debtors, or (ii) files a proposal or takes any action or proceeding before any court of competent jurisdiction for its dissolution, winding-up or liquidation, or for the liquidation of its assets, or a receiver is appointed in respect of its assets, which order, filing or appointment is not rescinded within sixty (60) days.

8.2      SURVIVAL

         Notwithstanding the foregoing, in the event of any termination or expiration with respect to one or more Services, but less than all Services, this Agreement shall continue in full force and effect with respect to any Services not terminated or expired.

8.3      PAYMENT

         Immediately following the Expiration Date, the Service Provider shall cease, or cause the other members of the Group to which it belongs, or its Subcontractors to cease, providing the Services, and the Service Recipient shall promptly pay or cause the other members of the Group to which it belongs, to promptly pay all fees accrued pursuant to Article 6 but unpaid to the Service Provider, provided, however, that in case of earlier termination without cause, the Service Recipient, notwithstanding

         Article 2129 of the Civil Code of Quebec, shall reimburse the Service Provider only to the extent of the reasonable termination costs actually incurred by the Service Provider resulting from the Service Recipient's early termination of such Services, including those owed to Subcontractors. The Service Provider will use Commercially Reasonable Efforts to mitigate such termination costs.

8.4      USER IDS, PASSWORDS

         The Parties shall use Commercially Reasonable Efforts upon the termination or expiration of this Agreement or of any specific Service hereto to ensure that access by one Party to the other Party's systems is cancelled.

9.       RELATIONSHIP BETWEEN THE PARTIES

Each Party is and will remain at all times an independent contractor in the performance of all Services hereunder. In all matters relating to this Agreement, each Party will be solely responsible for the acts of its employees and agents, and employees or agents of one Party shall not be considered employees or agents of the other Party. Except as otherwise provided herein, no Party will have any right, power or authority to create any obligation, express or implied, on behalf of any other Party nor shall either Party act or represent or hold itself out as having authority to act as an agent or partner of the other Party, or in any way bind or commit the other Party to any obligations. Nothing in this Agreement is intended to create or constitute a joint venture, partnership, agency, trust or other association of any kind between the Parties or Persons referred to herein, and each Party shall be responsible only for its respective obligations as set forth in this Agreement. Neither Party nor its employees shall be considered an employee or agent of the other Party for any purpose, except as expressly agreed by the Parties. Each Party shall have sole responsibility for the supervision, daily direction and control, payment of salary (including withholding of income taxes and deductions at source), worker's compensation, disability benefits and the like of its employees.

10.      SUBCONTRACTORS

10.1 A Service Provider may, subject to Section 10.2, engage a "SUBCONTRACTOR" to perform all or any portion of the Service Provider's duties under this Agreement, provided that any such Subcontractor agrees in writing to be bound by confidentiality obligations at least as protective as the terms of Section 11.07 of the Separation Agreement regarding confidentiality and non-use of information, and provided further that the Service Provider remains responsible for the performance of such Subcontractor and for paying the Subcontractor. As used in this Agreement, "SUBCONTRACTOR" will mean any Person or entity engaged to perform hereunder.

10.2 In the event of a Service Provider wishes to engage a Subcontractor to perform all or any portion of the Service Provider's duties under this Agreement, as a condition precedent to any such subcontracting: (a) the Service Provider shall provide the Service Recipient with a notice of its intention to do so and such notice shall set forth with reasonable details the nature of the duties or Services the Service Provider wishes a Subcontractor to perform, the identity of the proposed Subcontractor as well as the specific terms and conditions of such proposed subcontracting; and (ii) the Service Provider shall obtain the written consent of the Service Recipient, which consent may be withheld by the Service Recipient in its absolute discretion.

10.3 In the event of any subcontracting by a Service Provider to a non-Affiliate of the Service Provider of all or any portion of the Service Provider's duties under this Agreement, the Service Provider shall assign and transfer to the Service Recipient the full benefit of all such non-Affiliate subcontractor's performance covenants, guarantees, warranties or indemnities (if any), to the extent same are transferable or assignable, in respect of the portion of the Services provided to the Service Recipient pursuant to such subcontracting; and if any such guarantees, warranties, indemnities and benefits are not assignable, the Service Provider shall use Commercially Reasonable Efforts to procure the benefit of same for the Service Recipient through other legal permissible means.

11.      INTELLECTUAL PROPERTY

11.1     ALLOCATION OF RIGHTS BY ANCILLARY AGREEMENTS

         This Agreement and the performance of this Agreement will not affect the ownership of any patent, trademark or copyright or other intellectual property rights allocated in the Separation Agreement or any of the Ancillary Agreements.

11.2     EXISTING OWNERSHIP RIGHTS UNAFFECTED

         Neither Party will gain, by virtue of this Agreement, any rights of ownership of copyrights, patents, trade secrets, trademarks or any other intellectual property rights owned by the other. Notwithstanding the foregoing, any ideas, concepts or any results arising out of the performance of the Services (the "RESULTS") by the Service Provider hereunder shall be the exclusive property of the Service Recipient. The Service Provider shall execute all documents and perform all other acts necessary or desirable to confirm title in the name of the Service Recipient in the Results in any jurisdiction of the world including all copyrights, trade secrets and industrial designs, and provide assistance, if necessary, to protect or enforce the Service Recipient's rights under said intellectual property rights. Such obligation to execute documents and provide assistance shall survive the expiration or early termination of this Agreement.

         The Service Recipient agrees to reimburse the Service Provider for any reasonable out-of-pocket expenses arising out of the obligations under this Section 11.2. The Service Provider hereby waives and shall cause its employees to waive, the whole of its and their moral rights to any copyright material developed under this Agreement.

11.3     CROSS LICENSE TO PRE-EXISTING WORKS

         Alcan grants Novelis and the other members of Novelis Group during the Term of this Agreement, a non-exclusive, worldwide, royalty-free, non-transferable license to use, copy and make derivative works of, distribute, display, perform and transmit Alcan's pre-existing copyrighted works or other intellectual property rights solely to the extent necessary to perform its obligations under this Agreement and such copyrighted works or other intellectual property rights will remain the property of Alcan or its Affiliates, as the case may be, and Novelis and the other members of Novelis Group will have no rights or interests therein, including no sublicensing right, except as may otherwise be set forth in the Intellectual Property Agreement or in the Separation Agreement.

         Novelis grants Alcan and the other members of Alcan Group during the Term of this Agreement, a non-exclusive, worldwide, royalty-free, non-transferable license to use, copy and make derivative works of, distribute, display, perform and transmit Novelis's pre-existing copyrighted works or other intellectual property rights solely to the extent necessary to perform its obligations under this Agreement and such copyrighted works or other intellectual property rights will remain the property of Novelis or its Affiliates, as the case may be, and Alcan and the other members of Alcan Group will have no rights or interests therein, including no sublicensing right, except as may otherwise be set forth in the Intellectual Property Agreement or in the Separation Agreement.

11.4     THIRD PARTY SOFTWARE

         In addition to the consideration set forth elsewhere in this Agreement, the Service Recipient shall also pay any amounts (and applicable Sales Taxes) that are required to be paid to any licensors of software that is used by the Service Provider in connection with the provision of any Service hereunder, and any amounts (and applicable Sales Taxes) that are required to be paid to any such licensors to obtain the Consent of such licensors to allow the Service Provider to provide any of the Services hereunder. Subject to the immediately preceding sentence and to the terms of the Separation Agreement, the Service Provider will use Commercially Reasonable Efforts to obtain any Consent that may be required from such licensors in order to provide any of the transition Services hereunder.

11.5     TERMINATION OF LICENCES

         Any license granted hereunder by a Party shall terminate ipso facto upon the expiration or early termination of this Agreement.

12.      NO OBLIGATIONS

Neither Party assumes any responsibility or obligation whatsoever, other than the responsibilities and obligations expressly set forth in this Agreement (including the exhibits and schedules hereto), in the Separation Agreement or in a separate written agreement between the Parties.

13.      CONFIDENTIALITY

13.1 The terms of the Confidentiality provisions set forth in Sections 11.07 and 11.08 of the Separation Agreement shall apply to all Confidential Information disclosed in the course of the Parties' interactions under this Agreement. This Article 13 of the Agreement sets out additional requirements regarding confidential information for the purposes of this Agreement.

13.2 The terms "NOVELIS CONFIDENTIAL INFORMATION" and "ALCAN CONFIDENTIAL INFORMATION" shall mean all data, documents and information, whether or not explicitly designated as being confidential, disclosed or to be disclosed by Novelis or any other member of Novelis Group to Alcan or to any other member of Alcan Group, or by Alcan or any other member of Alcan Group to Novelis or to any other member of Novelis Group, concerning the business operations, assets or affairs of Novelis Group or Alcan Group respectively (including information transmitted in written, electronic, magnetic or other form, information transmitted orally and information gathered by a Party through visual inspections or observation or by any other means), and any and all information which may be developed or created, in whole or in part, directly or indirectly, from such information including all notes, summaries, analyses, compilations and other writings, but does not include information that: (a) at the time of delivery to the Service Provider has been or subsequently becomes generally available to the public other than as a result of disclosure by the Service Recipient; (b) is or subsequently becomes available to the Service Provider on a non-confidential basis from a source who is not bound by this Agreement and is not otherwise under a legal obligation not to disclose such information; or (c) is required to be disclosed by Applicable Law or any Governmental Authority.

13.3 The term "PERMITTED PURPOSE" means the provision of a "SERVICE" by a Service Provider to a Service Recipient under this Agreement.

13.4 The Novelis Confidential Information to be shared with Alcan Group, and the Alcan Confidential Information to be shared with Novelis Group, shall be limited to that which would be shared with a Third Party service provider that is providing the particular Service to the Service Recipient and shall not be used by a Service Provider for any purpose other than a Permitted Purpose or in any way that is detrimental to the Service Recipient. In particular,

         (a) the Service Provider shall not disclose any Novelis Confidential Information or Alcan Confidential Information, as the case may be, to any employee of the

               Service Provider who does not have a need to know such Novelis Confidential Information or Alcan Confidential Information in order to perform the Permitted Purpose;

         (b) the Service Provider shall not disclose any Novelis Confidential Information or Alcan Confidential Information, as the case may be, to any employee of the Service Provider who has line management authority related to a competing business of the Service Recipient with respect to the Service in question;

         (c) the Service Provider shall not use the Novelis Confidential Information or the Alcan Confidential Information, as the case may be, other than for such purposes as shall be expressly permitted under this Agreement; and

         (d) the Service Provider shall maintain a list of employees of the Service Provider who need to have access to Novelis Confidential Information or Alcan Confidential Information, as the case may be, for a Permitted Purpose. The Chief Representative of the Service Provider for each Transition Service shall be responsible for maintaining this list.

13.5 The Novelis Confidential Information and the Alcan Confidential Information, including any derivative documents prepared by Alcan Group or Novelis Group, respectively, will be held in safe custody and kept confidential on the terms set forth in this Agreement. Each Alcan Group employee who is authorized to have or be aware of Novelis Confidential Information, or Novelis Group employee who is authorized to have or be aware of Alcan Confidential Information, will store that information in his possession in separate paper and electronic files.

13.6 The obligations of the Parties under this Article 13 shall survive the expiration or earlier termination of this Agreement.

14.      LIMITATION OF LIABILITY AND INDEMNIFICATION

14.1     INDEMNIFICATION

         Alcan shall indemnify, defend and hold harmless Novelis, each other member of Novelis Group and each of their respective directors, officers and employees, and each of the heirs, executors, trustees, administrators, successors and assignors of any of the foregoing (collectively, the "NOVELIS INDEMNIFIED PARTIES"), from and against any and all Liabilities of the Novelis Indemnified Parties incurred by, borne by or asserted against any of them relating to, arising out of or resulting from any of the following items (without duplication);

         (a) the breach or the failure of performance by Alcan of any of the covenants, promises, undertakings or agreements which it is obligated to perform under this Agreement;

         (b) death of or injury of any person whomsoever, including but not limited to directors, officers, employees, servants or agents of Novelis, of another member of Novelis Group, or contractors to the extent that such Liabilities are not covered by worker's compensation;

         (c) loss of, or damage to, or destruction of any property whatsoever, including any loss of use thereof, including without limitation, property of Novelis, of another member of Novelis Group, or their respective directors, officers, employees, agents, subsidiaries or subcontractors; or

         (d) any claim or assertion that the execution or performance by Novelis of its obligations under this Agreement violates or interferes with any contractual or other right or obligation or relationship of Alcan to or with any other Person, caused by, arising out of, or in any way related to this Agreement, the provision of Services as contemplated in this Agreement by Novelis, or the other members of Novelis Group, their respective directors, officers, employees, servants, agents, subsidiaries or subcontractors, but subject however to the limitations of liability provided in this Agreement.

         Novelis shall indemnify, defend and hold harmless Alcan, each other member of Alcan Group and each of their respective directors, officers and employees, and each of the heirs, executors, trustees, administrators, successors and assignors of any of the foregoing (collectively, the "ALCAN INDEMNIFIED PARTIES"), from and against any and all Liabilities of the Alcan Indemnified Parties incurred by, borne by or asserted against any of them relating to, arising out of or resulting from any of the following items (without duplication);

         (a) the breach or the failure of performance by Novelis of any of the covenants, promises, undertakings or agreements which it is obligated to perform under this Agreement;

         (b) death of or injury of any person whomsoever, including but not limited to directors, officers, employees, servants or agents of Alcan, of another member of Alcan Group, or contractors to the extent that such Liabilities are not covered by worker's compensation;

         (c) loss of, or damage to, or destruction of any property whatsoever, including any loss of use thereof, including without limitation, property of Alcan, of another member of Alcan Group, or their respective directors, officers, employees, agents, subsidiaries or subcontractors; or

         (d) any claim or assertion that the execution or performance by Alcan of its obligations under this Agreement violates or interferes with any contractual or other right or obligation or relationship of Novelis to or with any other Person, caused by, arising out of, or in any way related to this Agreement, the provision of Services as contemplated in this Agreement by Alcan, or the other members of Alcan Group, their respective directors, officers, employees, servants, agents, subsidiaries or subcontractors, but subject however to the limitations of liability provided in this Agreement.

14.2     LIMITATION OF LIABILITY

         Notwithstanding the provisions of Section 14.1, the total aggregate liability of Alcan to Novelis for all events, acts or omissions of Alcan under or in connection with this Agreement or the Services provided by Alcan hereunder, and the total aggregate liability of Novelis to Alcan for all events, acts or omissions of Novelis under or in connection with this Agreement or the Services provided by Novelis hereunder, in each case, whether based on an action or claim in contract, warranty, equity, negligence, tort or otherwise, shall not exceed (i) in the case of the liability of Alcan to Novelis, an amount equal to the value of the Services payable by Novelis to Alcan under this Agreement, or (ii) in the case of the liability of Novelis to Alcan, an amount equal to the value of the Services payable by Alcan to Novelis under this Agreement; provided that the foregoing limit shall not apply (i) in the case of the liability of Alcan to Novelis, with respect to any liability arising out of or relating to Alcan's gross negligence or wilful misconduct or the gross negligence or wilful misconduct of its personnel, mandataries or agents or other Persons for which it is responsible under Applicable Law, or (ii) in the case of the liability of Novelis to Alcan, with respect to any liability arising out of or relating to Novelis's gross negligence or wilful misconduct or the gross negligence or wilful misconduct of its personnel, mandataries or agents or other Persons for which it is responsible under Applicable Law.

         In no event shall any member of Alcan Group or Novelis Group be liable to any member of the other Group for any special, consequential, indirect, collateral, incidental or punitive damages, lost profits, or failure to realize expected savings, or other commercial or economic loss of any kind, however caused and on any theory of liability, (including negligence) arising in any way out of this Agreement, whether or not such Person has been advised for the possibility of any such damages; provided, however, that the foregoing limitations shall not limit either Party's indemnification obligations for liabilities to with respect to Third Party Claims as set forth in Article IX of the Separation Agreement.

14.3     EXCLUSIONS

         Notwithstanding any provision to the contrary in this Agreement, the foregoing limitations in this Article 14 shall not apply to Alcan's obligation to indemnify Novelis in respect of an intellectual property right infringement claim instituted or made by a Third Party in connection with Alcan's Services or software or to Novelis's obligation to indemnify Alcan in respect of an intellectual property right infringement claim instituted or made by a Third Party in connection with Novelis's Services or software.

14.4     PROVISIONS APPLICABLE WITH RESPECT TO INDEMNIFICATION OBLIGATIONS

         Sections 9.04, 9.05, 9.06, 9.07 and 9.09 of the Separation Agreement shall apply mutatis mutandis with respect to any Liability subject to indemnification or reimbursement pursuant to Article 14 of this Agreement.

14.5     SURVIVAL

         The rights and obligations of the Parties under this Article 14 shall survive the expiration or earlier termination of this Agreement.

15.      DISPUTE RESOLUTION

         The Master Agreement with Respect to Dispute Resolution, effective on the Effective Date, among the Parties and other parties thereto shall govern all disputes, controversies or claims (whether arising in contract, delict, tort or otherwise) between the Parties that may arise out of, or relate to, or arise under or in connection with, this Agreement or the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby), or the commercial or economic relationship of the Parties relating hereto or thereto.

16.      ASSIGNMENT

16.1     PROHIBITION ON ASSIGNMENTS

         Neither Party shall assign or transfer this Agreement, in whole or in part, or any interest or obligation arising under this Agreement except as permitted by Section 7.8(a), Article 10 and Section 16.2, without the prior written consent of the other Party.

16.2     ASSIGNMENT TO ALCAN GROUP COMPANY

         With the consent of Novelis, such consent not to be unreasonably withheld or delayed, Alcan may elect to have one or more of the Alcan Group Companies assume the rights and obligations of Alcan under this Agreement.

17.      MISCELLANEOUS

17.1     CONSTRUCTION

         The rules of construction and interpretation set forth in Section 16.04 of the Separation Agreement shall apply to this Agreement.

17.2     NOTICES

         All notices and other communications hereunder shall be given in the manner set forth in Section 16.10 of the Separation Agreement.

17.3     GOVERNING LAW

         This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein, irrespective of conflict of laws principles under Quebec law, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

17.4     JUDGMENT CURRENCY

         The obligations of a Party to make payments hereunder shall not be discharged by an amount paid in any currency other than Dollars, whether pursuant to a court order or judgment or arbitral award or otherwise, to the extent that the amount so paid upon conversion to Dollars and transferred to an account indicated by the Party to receive such funds under normal banking procedures does not yield the amount of Dollars due; and each Party hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify each other Party against, and to pay to such Party on demand, in Dollars, any difference between the sum originally due in Dollars and the amount of Dollars received upon any such conversion and transfer.

17.5     ENTIRE AGREEMENT

         This Agreement, the Separation Agreement and exhibits, schedules and appendices hereto and thereto and the specific agreements contemplated herein or thereby, contain the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter. No agreements or understandings exist between the Parties other than those set forth or referred to herein or therein.

17.6     CONFLICTS

         In case of any conflict or inconsistency between this Agreement and the Separation Agreement, this Agreement shall prevail. In case of any conflict or inconsistency between the terms and conditions of this Agreement (excluding, for the purpose of this Section 17.6, any Transition Service Schedule thereto) and the terms of any Transition Service Schedule, the provisions of the Transition Service Schedule shall prevail.

17.7     FORCE MAJEURE

         No Party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from superior force ("force majeure") or any act, occurrence or omission beyond its reasonable control and without its fault or negligence, such as fires, explosions, accidents, strikes, lockouts or labour disturbances, floods, droughts, earthquakes, epidemics, seizures of cargo, wars (whether or not declared), civil commotion, acts of God or the public enemy, action of any government, legislature, court or other Governmental Authority, action by any authority, representative or organisation exercising or claiming to exercise powers of a government or Governmental Authority, compliance with Applicable Law, blockades, power failures or curtailments, inadequacy or shortages or curtailments or cessation of supplies of raw materials or other supplies, failure or breakdown of equipment of facilities or, in the case of computer systems, any failure in electrical or air conditioning equipment (a "FORCE MAJEURE EVENT"). If a Force Majeure Event has occurred and its effects are continuing, then, upon notice by the Party who is delayed or prevented from performing its obligations to the other Party, (i) the affected provisions or other requirements of this Agreement shall be suspended to the extent necessary during the period of such disability, (ii) the Party which is delayed or prevented from performing its obligations by a Force Majeure Event shall have the right to apportion its Services in an equitable manner to all users and (iii) such Party shall have no liability to the other Party or any other Person in connection therewith. The Party which is delayed or prevented from performing its obligations by the Force Majeure Event shall resume full performance of this Agreement as soon as reasonably practicable following the cessation of the Force Majeure Event (or the consequences thereof).

17.8     WAIVERS

         No failure on the part of a Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by the Applicable Laws.

17.9     FURTHER ASSURANCES

         Each Party agrees to use Commercially Reasonable Efforts to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the relations contemplated hereby. Without limiting the foregoing and the provisions of the Separation Agreement (including Article XIV thereof) each Party shall make available during normal business hours for inspection by the other Party and such other Persons as the other

         Party shall designate in writing, all books and records in the possession which relate to the Services and which are necessary to confirm the said Party's compliance with its obligations under this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the Parties hereto have caused this Transitional Services Agreement to be executed by their duly authorized representatives.

                             ALCAN INC.

                             By:   _______________________________
                                   Name:
                                   Title:

                             By:   _______________________________
                                   Name:
                                   Title:

                             NOVELIS INC.

                             By:   _______________________________
                                   Name:
                                   Title:


                             By:   _______________________________
                                   Name:
                                   Title:

                                   SCHEDULE 1

                     FORM OF TRANSITION SERVICE SCHEDULE TO

                         TRANSITIONAL SERVICES AGREEMENT

TRANSITION SERVICE SCHEDULE:        [NAME OF SERVICE]


----------------------------------------- --------------------------------------
1.  SERVICE PROVIDER

----------------------------------------- --------------------------------------
2.  RECIPIENT

----------------------------------------- --------------------------------------
3.  DESCRIPTION OF SERVICES
    (a) SUMMARY
    (b) ACTIVITIES TO BE PERFORMED
    (c) DELIVERABLES
    (d) PROVIDER RESPONSIBILITIES
    (e) RECIPIENT RESPONSIBILITIES
----------------------------------------- --------------------------------------
4.  DURATION
----------------------------------------- --------------------------------------
5.  COMPENSATION
    (a) COST OF SERVICE
    (b) TERMS OF PAYMENT
----------------------------------------- --------------------------------------
6.  OTHER PARTICULARS (IF ANY)
----------------------------------------- --------------------------------------
7.  CHIEF REPRESENTATIVES
                                          Provider: ____________________________
                                                      ([   ], [   ])        Date


                                          Recipient: ___________________________
                                                      ([   ], [   ])        Date

----------------------------------------- --------------------------------------
8.  APPROVAL OFFICERS

                                          Provider: ____________________________
                                                       ([  ], [   ])        Date

                                          Recipient:  __________________________
                                                       ([  ], [   ])        Date
----------------------------------------- --------------------------------------

NON-CONTRACTUAL INFORMATION

Please explain why the transition service will be required (eg: physically impossible for Recipient to provide for itself on Effective Date; prohibitively expensive for Recipient to be ready to provide by Effective Date; etc.). Please provide details sufficient for reader to understand why impossible, too expensive, etc.

Signed in ____________ (_________), on this _____ day of _____________, 200__.



                         ALCAN INC.

                         By:   _______________________________
                               Name:
                               Title:

                         By:   _______________________________
                               Name:
                               Title:

                         NOVELIS INC.

                         By:   _______________________________
                               Name:
                               Title:


                         By:   _______________________________
                               Name:
                               Title: